Exhibit 10.6.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT made this   18th   day of   June      , 2006, by and between ProLogis, a Maryland real estate investment trust, hereinafter referred to as “Landlord”, and Ikanos Communications, Inc., a Delaware corporation, hereinafter referred to as “Tenant”.

W I T N E S S E T H:

WHEREAS, Landlord and Ikanos Communications, a California corporation, entered into that certain Lease (hereinafter referred to as the “Lease”) dated the 7th day of February 2006, under the terms of which Landlord leased approximately 36,300 rentable square feet (hereinafter referred to as the “Premises”) located in Building #5 of Bayside Corporate Center, 47661 Fremont Boulevard, Fremont, California 94538; and

WHEREAS, through a clerical error at the time the Lease was prepared, the name of the Tenant was incorrectly stated on the Lease as Ikanos Communications, a California corporation; and

WHEREAS, the Tenant under the Lease, as amended hereby, is Ikanos Communications, Inc., a Delaware corporation; and

WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.          The parties hereby agree that the Security Deposit as defined in the Lease is hereby amended to allow either a letter of credit or direct payment from Tenant to Landlord, in the amount of $35,301.75, as satisfaction of the Security Deposit requirement.

2.          Ikanos Communications, Inc., a Delaware corporation, is the Tenant under the Lease.

3.          Except as herein amended, the terms and conditions of the Lease and any amendments thereto, shall continue in full force and effect and the Lease (and any amendments thereto) as amended herein is hereby ratified and affirmed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:		LANDLORD:

Ikanos Communications, Inc., a Delaware Corporation		ProLogis, a Maryland real estate investment trust

By:	/s/ Dan Atler	By:	/s/ W. Scott Lamson
Name:	Dan Atler	Name:	W. Scott Lamson
Title:	Chief Financial Officer	Title:	Senior Vice President

Address:		Address:

47669 Fremont Blvd. Fremont, CA 94538		47775 Fremont Blvd. Fremont, CA 94538